UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2008

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

2580 North First Street, Suite 460 San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 22, 2008, DSP Group, Inc. (the “Company”) issued a press release relating to the acceptance by Eli Ayalon, the Company’s Chairman and Chief Executive Officer, of the position of Chair of the Likud Campaign Committee for the Israel Knesset election scheduled to be held on February 10, 2009. Mr. Ayalon will continue as the Company’s Chairman but in light of the demands of his position as campaign chair he will take a temporary leave of absence in performing the functions of Chief Executive Officer. During the three months period, the DSP Group board of director has temporarily divided the responsibilities of the Chief Executive Officer between Boaz Edan, currently Chief Operating Officer, who will have responsibility for the Company’s research and development, manufacturing, logistics and finance functions, and Ofer Elyakim, President of South East Asia Operations, who will have responsibility for the Company’s sales and marketing functions. Mr. Edan and Mr. Elyakim will report to a committee of the Company’s board of directors, comprised of Zvi Limon and Yair Seroussi, both long-standing, independent members of the board.

A copy of the press release, dated November 22, 2008, is attached and filed herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

d.	Exhibits

Exhibit No.	Description

99.1	Press Release of DSP Group, Inc., dated November 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: November 26, 2008	By:	/s/ Dror Levy
Dror Levy Chief Financial Officer and Secretary

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